Exhibit 99.1
News Release

EnPro Industries
Investor Contact:	Don Washington	5605 Carnegie Boulevard
	Director, Investor Relations and	Charlotte, North Carolina 28209-4674
	Corporate Communications	Phone: 704-731-1500
Fax: 704-731-1511
Phone:	704-731-1527	www.enproindustries.com

Email:	don.washington@enproindustries.com
EnPro Industries Reports Strong First Quarter 2011 Results
•	Consolidated income from continuing operations was $15.2 million compared to $5.6 million in the first quarter of 2010

•	Consolidated income before selected items was $19.7 million in the first quarter of 2011; GST earned an additional $6.9 million before selected items in the quarter

•	Consolidated sales increased 18% from the first quarter of 2010, when GST was included in EnPro’s consolidated results

•	Excluding GST’s results for the first quarter of 2010, third-party sales increased 44%, with acquisitions contributing growth of 15%

•	Consolidated earnings before interest, income taxes, depreciation, amortization and asbestos-related expenses and other selected items (EBITDAA) increased to $42.6 million, or 15.8% of sales, in the first quarter of 2011; GST generated EBITDAA of $11.6 million in the first quarter of 2011
CHARLOTTE, N.C., May 6, 2011 — EnPro Industries (NYSE: NPO) today reported consolidated net income of $15.2 million, or $0.71 a share, for the first quarter of 2011. These results reflect the deconsolidation of Garlock Sealing Technologies LLC (GST) and its subsidiaries, effective June 5, 2010. (See the note on deconsolidation at the end of this press release.)
In the first quarter of 2010, the company reported income from continuing operations of $5.6 million, or $0.27 a share. Net income of $99.0 million, or $4.83 a share, in the first quarter of 2010 included income from discontinued operations of $93.4 million, or $4.56 a share. Income from discontinued operations in the 2010 quarter primarily reflected an after-tax gain on the sale of Quincy Compressor, which closed in the first quarter of 2010. Earnings per share are expressed on a diluted basis.
Before selected items, EnPro’s consolidated net income in the first quarter of 2011 was $19.7 million. In the first quarter of 2010, income before selected items was $15.0 million, which included of $3.9 million from GST. A table listing these selected items and their effect on EnPro’s consolidated earnings in both periods is included with this press release.
Consolidated sales in the first quarter of 2011 were $269.6 million, an 18% improvement over the first quarter of 2010, when sales were $228.2 million and included $44.4 million of third-party sales from GST. Excluding GST’s sales from the first quarter of 2010, third-party sales increased 44%, with acquisitions accounting for growth of about 15%.

Consolidated earnings before interest, income taxes, depreciation, amortization, asbestos-related expenses and other selected items (EBITDAA) were $42.6 million, or 15.8% of sales, in the first quarter of 2011. In the first quarter of 2010, EBITDAA was $37.0 million, or 16.2% of sales, including a contribution of $7.8 million from GST. Excluding the results of GST, EBITDAA margins were 15.9% in the first quarter of 2010.
“Our first quarter results are encouraging,” said Steve Macadam, president and chief executive officer. “Our strong sales growth was driven by higher demand for most of our products, the contribution of acquisitions and near-record sales at our engine business. Profit margins in our Sealing Products and Engineered Products segments improved as volumes increased and we benefited from our continuous improvement initiatives. Although higher engine shipments caused margins in our Engine Products and Services segment to decline in comparison with the record level of a year ago, the segment’s margins remain quite attractive and within our expectations.”
Sealing Products Segment

($ Millions)
Quarter Ended	3/31/2011	3/31/2010	Change
Sales	$115.7	$113.8	2%
EBITDA	$24.3	$23.0	6%
EBITDA Margin	21.0%	20.2%
Segment Profit	$19.6	$17.8	10%
Segment Margin	16.9%	15.6%
Sales in the Sealing Products segment improved slightly over the first quarter of 2010, despite the deconsolidation of GST, which had $44.4 million in third-party sales in the first quarter of 2010. Excluding GST’s sales from the first quarter of 2010, sales in the segment grew by 52% and reflected increased aftermarket demand at the consolidated Garlock companies from power generation, oil and gas, and aerospace markets; increased activity in Stemco’s heavy-duty trucking markets; and the benefit of acquisitions completed since the first quarter of 2010. Businesses acquired over the past 12 months contributed about $19 million to the segment’s first quarter sales.
Profits in the Sealing Products segment improved by 10% to $19.6 million over the first quarter of 2010, when GST contributed $6.4 million to segment profits of $17.8 million. Excluding GST from the first quarter of 2010, segment profits improved by 62%, reflecting higher volumes at the consolidated Garlock companies and at Stemco, and a strong contribution from Rome Tool & Die, which was acquired in early January 2011 as part of Stemco’s expansion into braking products.
Engineered Products Segment

($ Millions)
Quarter Ended	3/31/11	3/31/10	Change
Sales	$94.3	$75.1	26%
EBITDA	$14.9	$11.0	35%
EBITDA Margin	15.8%	14.6%
Segment Profit	$10.1	$6.4	58%
Segment Margin	10.7%	8.5%
Sales in the Engineered Products segment improved by 26% as increases in industrial and automotive demand produced higher volumes at GGB Bearing Technology and as Compressor Products International (CPI) benefited from acquisitions, which contributed 10 percentage points of the segment’s sales growth in the first quarter. CPI continues to benefit from strong refining and petrochemical markets, and from acquisitions. However, low prices and high storage levels continue to limit activity in its natural gas markets and put pressure on volumes and margins at CPI.
Overall, the segment’s margins rose to 10.7%, the highest level the segment has reached since its markets began to soften in the third quarter of 2008, and profits improved by 58%. Margins and profits benefited primarily from higher volumes and increased productivity at GGB, which has seen a substantial recovery in its markets. At CPI, profits were flat with a year ago, reflecting the low level of activity in its natural gas markets and limited contributions both from recently opened service centers and acquisitions that have not yet been fully integrated.
Engine Products and Services Segment

($ Millions)
Quarter Ended	3/31/11	3/31/10	Change
Sales	$60.2	$39.6	52%
EBITDA	$12.2	$11.0	11%
EBITDA Margin	20.3%	27.8%
Segment Profit	$11.2	$10.0	12%
Segment Margin	18.6%	25.3%
Sales in the Engine Products and Services segment increased sharply as the number and value of engine shipments increased. The year-over-year sales growth at Fairbanks Morse Engine is attributable to six engine shipments in the first quarter of 2011 compared to two in the first quarter of 2010. Although aftermarket sales were lower than a year ago, the comparison is to a quarter in 2010 in which there was a record level of aftermarket demand. Despite increased engine sales, which are less profitable than aftermarket sales, the segment’s margins remained very strong at 18.6%.
Garlock Sealing Technologies

($ Millions)
Quarter Ended	3/31/11	3/31/10	Change
Third Party Sales	$52.4	$44.4	18%
EBITDAA	$11.6	$7.8	49%
EBITDAA Margin	22.1%	17.6%
Operating Profit	$10.5	$6.4	64%
Margin	20.0%	14.4%
Adjusted net income	$6.9	$3.9	77%
The deconsolidated operations of Garlock Sealing Technologies and its subsidiaries reported an 18% increase in third-party sales compared to the first quarter of 2010, when they were included in EnPro’s consolidated results. The increase in sales reflects higher demand principally from the steel industry and a strong maintenance and turnaround season in the U.S. petrochemical industry. The profitability of these operations improved as volumes increased and the operations benefited from initiatives which have helped them to improve pricing. Measures of GST’s profitability, including adjusted net income, do not reflect legal expenses of about $4.3 million incurred in the first quarter of 2011 in connection with the asbestos claims resolution process and, for the first quarter of 2010, asbestos-related expenses.
Cash Flows
EnPro’s cash balance stood at $45.9 million at March 31, 2011, a reduction of approximately $173 million from December 31, 2010, when the cash balance was $219.2 million. The balance was reduced primarily by an investment of $152 million in three acquisitions that were completed in the first quarter of 2011. In addition, operating activities used $12.8 million in cash as volumes increased and working capital needs grew. In the first quarter of 2010, operating activities used cash of $3.8 million.
Outlook
Macadam noted that the company expects to see steady levels of demand throughout the year from the markets served by its Sealing Products and Engineered Products segments. These segments will also continue to benefit from already completed acquisitions, which the company expects to contribute at least $100 million to 2011 sales. The company’s 2011 outlook for the Engine Products and Services segment is unchanged, with sales about equal to 2010 and all remaining engine shipments currently scheduled for the third quarter. As a result, that segment’s sales in the second quarter should be substantially less than in the first quarter.

“Our first quarter results are evidence that we have made significant progress towards our strategic goals and that we are benefiting from our ongoing operational efficiency and continuous improvement initiatives. We believe our progress in these areas positions us well to benefit not only from improvements in our markets, but also from the successful integration of our acquisitions throughout 2011,” Macadam concluded.
Conference Call and Webcast Information
EnPro will hold a conference call today, May 6, at 10:00 a.m. Eastern Time to discuss first quarter 2011 results. Investors who wish to participate in the call should dial 1-800-851-4704 approximately 10 minutes before the call begins and provide conference id number 60256171. A live audio webcast of the call and accompanying slide presentation will be accessible from the company’s website, http://www.enproindustries.com. To access the presentation, log on to the webcast by clicking the link on the company’s home page.
Non-GAAP Financial Information
This press release contains financial measures that have not been prepared in accordance with GAAP. They include income before asbestos-related expenses and other selected items, EBITDAA, EBITDA and related per share amounts. Tables showing the effect of these non-GAAP financial measures for the first quarter 2011 and 2010 are attached to the release.
Forward-Looking Statements
Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions in the markets served by our businesses, some of which are cyclical and experience periodic downturns; prices and availability of raw materials; and the amount of any payments required to satisfy contingent liabilities related to discontinued operations of our predecessors, including liabilities for certain products, environmental matters, guaranteed debt payments, employee benefit obligations and other matters. In addition, adverse developments could arise in regard to voluntary petitions filed by certain of our subsidiaries in U.S. Bankruptcy Court to establish a trust that would resolve all current and future asbestos claims. Our filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2010, describe these and other risks and uncertainties in more detail. We do not undertake to update any forward-looking statement made in this press release to reflect any change in management’s expectations or any change in the assumptions or circumstances on which such statements are based.
Deconsolidation of Garlock Sealing Technologies LLC
Results for the first quarter of 2011 reflect the deconsolidation of Garlock Sealing Technologies LLC (GST) and its subsidiaries, effective June 5, 2010, when GST filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code to begin a process in pursuit of an efficient and permanent resolution to all current and future asbestos claims against it. Deconsolidation is required by generally accepted accounting principles, which do not permit the restatement of results of prior periods to reflect the deconsolidation. However, to aid in comparisons of year-over-year data, the company has attached a schedule to this press release showing key operating measures for both EnPro and GST on a pro forma basis. The schedule presents results for the first quarters of 2010 and 2011 as if the deconsolidation of GST had occurred on January 1, 2010.
About EnPro Industries
EnPro Industries, Inc. is a leader in sealing products, metal polymer and filament wound bearings, components and service for reciprocating compressors, diesel and dual-fuel engines and other engineered products for use in critical applications by industries worldwide. For more information about EnPro, visit the company’s website at http://www.enproindustries.com.

EnPro Industries, Inc.
Consolidated Statements of Operations (Unaudited)
For the Quarters Ended March 31, 2011 and 2010
(Stated in Millions of Dollars, Except Per Share Data)

	2011	2010

Net sales	$269.6	$228.2
Cost of sales	175.6	139.6

Gross profit	94.0	88.6

Operating expenses:
Selling, general and administrative expenses	62.3	62.5
Asbestos-related expenses	—	14.5
Other operating expense	0.3	0.5

Total operating expenses	62.6	77.5

Operating income	31.4	11.1

Interest expense	(9.9)	(3.1)
Interest income	0.4	0.3

Income from continuing operations before income taxes	21.9	8.3
Income tax expense	(6.7)	(2.7)

Income from continuing operations	15.2	5.6
Income from discontinued operations, net of taxes	—	93.4

Net income	$15.2	$99.0

Basic earnings per share:
Continuing operations	$0.74	$0.28
Discontinued operations	—	4.61

Net income per share	$0.74	$4.89

Average common shares outstanding (millions)	20.5	20.3

Diluted earnings per share:
Continuing operations	$0.71	$0.27
Discontinued operations	—	4.56

Net income per share	$0.71	$4.83

Average common shares outstanding (millions)	21.5	20.5

EnPro Industries, Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the Three Months Ended March 31, 2011 and 2010
(Stated in Millions of Dollars)

	2011	2010

Operating activities of continuing operations
Net income	$15.2	$99.0
Adjustments to reconcile net income to net cash used in operating activities of continuing operations:
Income from discontinued operations, net of taxes	—	(93.4)
Depreciation	5.8	6.6
Amortization	4.8	4.3
Accretion of debt discount	1.5	1.4
Deferred income taxes	(0.4)	4.9
Stock-based compensation	0.4	1.2
Change in assets and liabilities, net of effects of acquisitions and divestitures of businesses:
Asbestos liabilities, net of insurance receivables	—	4.7
Accounts and notes receivable	(25.8)	(27.9)
Inventories	(7.5)	3.5
Accounts payable	4.4	(0.1)
Other current assets and liabilities	(9.0)	(10.7)
Other non-current assets and liabilities	(2.2)	2.7

Net cash used in operating activities of continuing operations	(12.8)	(3.8)

Investing activities of continuing operations
Purchases of property, plant and equipment	(5.3)	(3.4)
Divestiture of business	—	184.2
Acquisitions, net of cash acquired	(152.2)	0.2

Net cash provided by (used in) investing activities of continuing operations	(157.5)	181.0

Financing activities of continuing operations
Repayments of short-term borrowings	(3.7)	—
Repayments of debt	—	(0.1)
Debt issuance costs	(0.7)	—
Proceeds from issuance of common stock	—	0.3

Net cash provided by (used in) financing activities of continuing operations	(4.4)	0.2

Cash flows of discontinued operations
Operating cash flows	—	1.4
Investing cash flows	—	(0.1)

Net cash provided by discontinued operations	—	1.3

Effect of exchange rate changes on cash and cash equivalents	1.4	(1.7)

Net increase (decrease) in cash and cash equivalents	(173.3)	177.0
Cash and cash equivalents at beginning of period	219.2	76.8

Cash and cash equivalents at end of period	$45.9	$253.8

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$15.0	$—
Income taxes	$7.0	$(1.3)
Asbestos-related claims and expenses, net of insurance recoveries	$—	$16.4

EnPro Industries, Inc.
Consolidated Balance Sheets (Unaudited)
As of March 31, 2011 and December 31, 2010
(Stated in Millions of Dollars)

	2011	2010

Current assets
Cash and cash equivalents	$45.9	$219.2
Accounts and notes receivable	189.8	142.1
Inventories	103.4	77.0
Other current assets	42.1	38.6

Total current assets	381.2	476.9

Property, plant and equipment	154.8	140.2
Goodwill	165.8	112.1
Other intangible assets	181.2	115.1
Investment in GST	236.9	236.9
Deferred income taxes	14.6	20.5
Other assets	47.8	46.6

Total assets	$1,182.3	$1,148.3

Current liabilities
Short-term borrowings from GST	$19.0	$22.1
Notes payable to GST	10.2	—
Current maturities of long-term debt	1.0	—
Accounts payable	70.0	57.5
Other accrued expenses	86.0	100.3

Total current liabilities	186.2	179.9

Long-term debt	138.4	135.8
Notes payable to GST	227.2	227.2
Pension liability	84.4	84.1
Other liabilities	42.2	44.9

Total liabilities	678.4	671.9

Shareholders’ equity
Common stock	0.2	0.2
Additional paid-in capital	411.7	411.3
Retained earnings	75.9	60.7
Accumulated other comprehensive income	17.5	5.6
Common stock held in treasury, at cost	(1.4)	(1.4)

Total shareholders’ equity	503.9	476.4

Total liabilities and shareholders’ equity	$1,182.3	$1,148.3

EnPro Industries, Inc.
Segment Information (Unaudited)
For the Quarters Ended March 31, 2011 and 2010
(Stated in Millions of Dollars)
Sales

	2011	2010

Sealing Products	$115.7	$113.8
Engineered Products	94.3	75.1
Engine Products and Services	60.2	39.6

	270.2	228.5
Less intersegment sales	(0.6)	(0.3)

	$269.6	$228.2

Segment Profit

	2011	2010

Sealing Products	$19.6	$17.8
Engineered Products	10.1	6.4
Engine Products and Services	11.2	10.0

	$40.9	$34.2

Segment Margin

	2011	2010

Sealing Products	16.9%	15.6%
Engineered Products	10.7%	8.5%
Engine Products and Services	18.6%	25.3%

	15.2%	15.0%

Reconciliation of Segment Profit to Income from Continuing Operations

	2011	2010

Segment profit	$40.9	$34.2
Corporate expenses	(7.9)	(8.0)
Asbestos-related expenses	—	(14.5)
Interest expense, net	(9.5)	(2.8)
Other expense, net	(1.6)	(0.6)

Income from continuing operations before income taxes	21.9	8.3
Income tax expense	(6.7)	(2.7)

Income from continuing operations	$15.2	$5.6

Segment profit is total segment revenue reduced by operating expenses and restructuring and other costs identifiable with the segment. Corporate expenses include general corporate administrative costs. Expenses not directly attributable to the segments, corporate expenses, net interest expense, asbestos-related expenses, gains/losses related to the sale of assets, impairments and income taxes are not included in the computation of segment profit. The accounting policies of the reportable segments are the same as those for the Company.

EnPro Industries, Inc.
Reconciliation of Income Before Asbestos-Related Expenses and Other Selected Items to Net Income
from Continuing Operations (Unaudited)
For the Quarters Ended March 31, 2011 and 2010
(Stated in Millions of Dollars, Except Per Share Data)

	2011		2010
	$	Per share	$	Per share
Income before asbestos-related expenses and other selected items	$19.7	$0.92	$15.0	$0.73

Adjustments (net of tax):

Asbestos-related expenses	—	—	(9.1)	(0.44)

Restructuring costs	—	—	(0.3)	(0.02)

Interest expense and royalties with GST	(4.3)	(0.20)	—	—

Other	(0.2)	(0.01)	—	—

Impact	(4.5)	(0.21)	(9.4)	(0.46)

Net income from continuing operations	$15.2	$0.71	$5.6	$0.27

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company’s reported net income and earnings per share, including items that may recur from time to time. This presentation enables readers to better compare EnPro Industries, Inc. to other diversified industrial manufacturing companies that do not incur significant asbestos-related expenses, the sporadic impact of restructuring activities or other selected items. Management acknowledges that there are many items that impact a company’s reported results and this list is not intended to present all items that may have impacted these results.
The amounts above, which may be considered non-GAAP financial measures, are shown on an after-tax basis and have been calculated by applying a 37.5% assumed effective tax rate to the pre-tax amount. The pre-tax amounts for the asbestos-related expenses are separately presented in the accompanying consolidated statements. The interest expense with GST is included in interest expense and the restructuring costs and other are included as part of other operating expense. Per share amounts were calculated by dividing by the weighted-average diluted shares of common stock outstanding during the periods.

EnPro Industries, Inc.
Reconciliation of EBITDA to Segment Profit (Unaudited)
For the Quarters Ended March 31, 2011 and 2010
(Stated in Millions of Dollars)

	Quarter Ended March 31, 2011
			Engine
	Sealing	Engineered	Prods. and	Total
	Products	Products	Services	Segments
Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$24.3	$14.9	$12.2	$51.4

Deduct depreciation and amortization expense	(4.7)	(4.8)	(1.0)	(10.5)

Segment profit	$19.6	$10.1	$11.2	$40.9

EBITDA margin	21.0%	15.8%	20.3%	19.1%

	Quarter Ended March 31, 2010
			Engine
	Sealing	Engineered	Prods. and	Total
	Products	Products	Services	Segments
Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$23.0	$11.0	$11.0	$45.0

Deduct depreciation and amortization expense	(5.2)	(4.6)	(1.0)	(10.8)

Segment profit	$17.8	$6.4	$10.0	$34.2

EBITDA margin	20.2%	14.6%	27.8%	19.7%

For a reconciliation of segment profit to income from continuing operations, please refer to the Segment Information (Unaudited) schedule.

EnPro Industries, Inc.
Reconciliation of EBITDAA to Net Income from Continuing Operations (Unaudited)
For the Quarters Ended March 31, 2011 and 2010
(Stated in Millions of Dollars)

	2011	2010
Earnings before interest, income taxes, depreciation, amortization, asbestos-related expenses and other selected items (EBITDAA)	$42.6	$37.0

Adjustments:

Interest expense, net	(9.5)	(2.8)

Income tax expense	(6.7)	(2.7)

Depreciation and amortization expense	(10.6)	(10.9)

Asbestos-related expenses	—	(14.5)

Restructuring costs	—	(0.5)

Other	(0.6)	—

Impact	(27.4)	(31.4)

Net income from continuing operations	$15.2	$5.6

EnPro Industries, Inc.
Selected Pro Forma Results Reflecting Deconsolidation of GST (Unaudited) *
(Stated in Millions of Dollars)

	Quarter Ended		Quarter Ended
	March 31, 2011		March 31, 2010
	EnPro		EnPro
	Pro Forma	GST	Pro Forma	GST
Adjusted net sales	$263.8	$52.4	$183.8	$44.4

Segment profit/operating profit	$40.9	$10.5	$27.8	$6.4

EBITDAA	$42.6	$11.6	$29.2	$7.8

Income before asbestos-related expenses and other selected items	$19.7	$6.9	$11.1	$3.9

*	EnPro pro forma amounts reflect the effect of the deconsolidation of GST as if it had occurred on January 1, 2010. Adjusted net sales reflect third party sales only, which differ from the sales reported on the accompanying consolidated statements of operations which include intercompany sales to/from EnPro from/to GST .